Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

(Form Type)

Dragonfly Energy Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Title of Securities to be Registered	Fee Calculation Rule	Amount Registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Fee Rate	Amount of registration fee
Equity	Common Stock, $0.0001 par value per share	Other	2,605,950	(2)	$13.78	(3)	$35,909,991.00	(3)	0.0001102	$3,957.29
Equity	Common Stock, $0.0001 par value per share	Other	1,755,935	(4)	$3.25	(5)	$5,706,788.75	(5)	0.0001102	$628.89
Equity	Common Stock, $0.0001 par value per share	Other	3,177,632	(6)	$2.71	(7)	$8,611,382.72	(7)	0.0001102	$948.98
Equity	Common Stock, $0.0001 par value per share	Other	2,464,400	(8)	$11.72	(9)	$28,882,768.00	(9)	0.0001102	$3,182.88

	Total Offering Amounts						$79,110,930.47			$8,718.04
	Total Fee Offsets(10)									-
	Net Fee Due									$8,718.04

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”) of Dragonfly Energy Holdings Corp. (the “Registrant”) that become issuable under the Dragonfly Energy Holdings Corp. 2022 Equity Incentive Plan (the “2022 Plan”), the Dragonfly Energy Corp. 2021 Stock Incentive Plan (the “2021 Plan”), the Dragonfly Energy Corp. 2019 Stock Incentive Plan (the “2019 Plan”), and the Dragonfly Energy Holdings Corp. Employee Stock Purchase Plan (the “ESPP”) in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents 2,605,950 shares of Common Stock reserved for issuance under the 2022 Plan as of the date of this Registration Statement. To the extent such outstanding awards under the 2022 Plan are later forfeited or lapsed unexercised, the shares of Common Stock subject to such awards will be available for future issuance under the 2022 Plan, subject to the maximum limit set forth in the 2022 Plan.

(3)	Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price of the Registrant’s Common Stock as reported on The Nasdaq Global Market on December 12, 2022.

(4)	Represents 1,755,935 shares of the Common Stock subject to outstanding stock options under the 2021 Plan as of the date of this Registration Statement. No further grants will be made under the 2021 Plan. To the extent such outstanding awards under the 2021 Plan are later forfeited or lapsed unexercised, the shares of Common Stock subject to such awards will be available for future issuance under the 2022 Plan, subject to the maximum limit set forth in the 2022 Plan.

(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and, with respect to the 1,755,935 shares of Common Stock subject to outstanding stock option awards under the 2021 Plan, based on the weighted average exercise price of $3.25 per share (rounded up to the nearest cent).

(6)	Represents 3,177,632 shares of the Common Stock subject to outstanding stock options under the 2019 Plan as of the date of this Registration Statement. No further grants will be made under the 2019 Plan. To the extent such outstanding awards under the 2019 Plan are later forfeited or lapsed unexercised, the shares of Common Stock subject to such awards will be available for future issuance under the 2022 Plan, subject to the maximum limit set forth in the 2022 Plan.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, and, with respect to the 3,177,632 shares of Common Stock subject to outstanding stock option awards under the 2019 Plan, based on the weighted average exercise price of $2.71 per share (rounded up to the nearest cent).

(8)	Represents 2,464,400 shares of Common Stock reserved for issuance under the ESPP as of the date of this Registration Statement.

(9)	Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price of the Registrant’s Common Stock as reported on The Nasdaq Global Market on December 12, 2022, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the ESPP (rounded up to the nearest cent).

(10)	The Registrant does not have any fee offsets.